Exhibit 10.1
STOCK APPRECIATION RIGHTS GRANT AGREEMENT
     STOCK APPRECIATION RIGHTS AGREEMENT (this “SAR Agreement”) made as of the date specified on Annex A attached hereto (the “Grant Date”), between R.H. Donnelley Corporation, a Delaware corporation (the “Company”), and the undersigned individual (the “Participant”), pursuant to the R.H. Donnelley Corporation 2005 Stock Award and Incentive Plan (as may be amended from time to time, the “2005 Plan”), a copy of which you may access electronically on the RHD Intranet under “Human Resources”. Unless otherwise defined herein, the terms defined in the 2005 Plan shall have the same defined meanings in this SAR Agreement.
     In consideration of the tender by Participant of certain outstanding options and/or stock appreciation rights in the Company’s Exchange Program, which tender has been accepted as of the Grant Date, and the mutual covenants hereinafter set forth and for other good and valuable consideration, the validity and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:
     1. Grant of SAR. The Company hereby grants to the Participant the right to receive the aggregate dollar value of appreciation (collectively, “Appreciation”) in the Fair Market Value of the Company’s Common Stock on the number of shares (the “Granted Shares”) specified on Annex A, computed as the excess of (a) the aggregate Fair Market Value of the Granted Shares on the Exercise Date (as defined below) (the “Appreciation Price”) over (b) the aggregate Fair Market Value of the Granted Shares on the Grant Date (the “Grant Price”). This grant shall be referred to as the SAR. Such Appreciation shall not be payable in cash, but rather shall be payable only in Paid Shares (as defined below) following the withholding of Shares to satisfy mandatory tax withholding obligations. This SAR is in all respects limited and conditioned as hereinafter provided, and is subject to the terms and conditions of the 2005 Plan (which terms and conditions are and automatically shall be incorporated herein by reference and made a part hereof and shall control in the event of any conflict with any terms of this SAR Agreement).
     2. Term. Unless earlier terminated pursuant to the 2005 Plan or this SAR Agreement, this SAR shall expire on the expiration date specified on Annex A (the “Expiration Date”), which is the seventh anniversary of the Grant Date. This SAR shall not be exercisable on or after the Expiration Date.
     3. Vesting of SAR; Conditions to Exercisability of SAR.
     (a) As set forth on Annex A, this SAR will vest in three equal installments of the Shares on each of the first three anniversaries of the Grant Date, so that this SAR shall be vested as to all Shares on the last such anniversary. Any portion of this SAR that becomes vested in accordance with the foregoing shall remain vested and shall be exercisable upon satisfaction of the conditions set forth in clause (b) below, subject to the 2005 Plan or this SAR Agreement (including without limitation Paragraph 7), until the earlier of the Expiration Date or other termination of this SAR in accordance with the 2005 Plan and this SAR Agreement.
     (b) In addition to the vesting requirements set forth in clause (a) above, the exercise of this SAR is subject to the Company’s achievement of the following stock price appreciation targets (the “Target Prices”), subject to Paragraphs 6(c) and 7:

(i)	the first third of vested Shares subject to this SAR will not be exercisable until the Company’s stock price equals or exceeds a Target Price of $20 per share;

(ii)	the second vested third of Shares subject to this SAR will not be exercisable until the Company’s stock price equals or exceeds a Target Price of $30 per share; and

(iii)	the third and final tranche of vested Shares subject to this SAR will not be exercisable until the Company’s stock price equals or exceeds a Target Price of $40 per share.
These Target Prices will be deemed achieved if, at any time during the life of the SAR, the average closing price of the Company’s common stock on the New York Stock Exchange during any ten consecutive trading days equals or exceeds the specified Target Price; provided, however, that otherwise vested Shares subject to this SAR that do not become exercisable prior to the Expiration Date or earlier applicable termination date of the SAR due to the failure to achieve a specified Target Price will immediately terminate and never become exercisable, except as otherwise provided in Paragraph 7.
     (c) Prior to the exercise of this SAR and delivery of the resulting Paid Shares (as defined below), the Participant shall not have any rights of a stockholder with respect to this SAR or the Shares subject to this SAR.
     4. Method of Exercising SAR.
     (a) Subject to the terms and conditions of the 2005 Plan and this SAR Agreement, this SAR may be exercised upon written notice to the Company at its principal office, which is currently located at 1001 Winstead Drive, Cary, NC, 27513. Such notice (a suggested form of which is attached as Annex B) shall state the Participant’s election to exercise this SAR and the number of Granted Shares with respect to which it is being exercised, and shall be signed by the Participant (or permitted assignee or legal representative).
     (b) Upon receipt of such notice, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing (a) such number of Shares calculated by dividing (i) the portion of the Appreciation applicable to the number of Granted Shares to which this SAR is appropriately exercised by (ii) the Fair Market Value of R. H. Donnelley Common Stock on the date such notice was received by the Company (the “Exercise Date”), less (b) any shares withheld to satisfy obligations for the payment of withholding taxes and other tax obligations relating to this SAR, as specified in paragraph 10 (the result of (a) less (b) being referred to herein as the “Paid Shares”). The certificate or certificates for the number of Paid Shares so determined shall be registered in the name of the person or persons so exercising this SAR (or, if this SAR shall be exercised by the Participant and if the Participant shall so request in the notice exercising this SAR, shall be registered in the name of the Participant and the Participant’s spouse, jointly, with right of survivorship or a trust established by the Participant for estate planning purposes) and shall be delivered as provided above to or upon the written order of the person or persons exercising this SAR. In the event this SAR is exercised by any person or persons after the legal disability or death of the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this SAR. All Paid Shares that shall be delivered upon the exercise of this SAR as provided herein shall be fully paid and non-assessable by the Company.

     5. Shares to be Purchased for Investment. In the event this SAR is deemed to constitute an offer and sale of Shares under the Securities Act of 1933, as amended (the “Securities Act”), and such offer and sale is not covered by a then effective registration statement under the Securities Act, the Company may require as a condition to any exercise of this SAR that the Participant (or other person entitled to exercise this SAR) deliver to the Company an investment representation statement, as well as any other documentation or information as the Committee shall reasonably request. The Company shall be entitled to restrict the transferability of the Shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act or of any state laws or regulations. Such restrictions may, at the discretion of the Company, be noted or set forth in full on the Share certificates issued upon exercise of this SAR.
     6. Non-Transferability of SAR; Forfeiture; Adjustment.
     (a) Neither this SAR nor the Granted Shares subject thereto shall be pledged, hypothecated or otherwise encumbered or subjected to any lien, obligation or liability of the Participant to any party (other than the Company or any of its subsidiaries or affiliates), or assigned or transferred by the Participant, other than by will or the laws of descent and distribution or to a Beneficiary upon the death of the Participant, and during the lifetime of the Participant, this SAR shall be exercisable only by the Participant or his or her guardian or legal representative, except that this SAR may be transferred to one or more transferees during the lifetime of the Participant and may be exercised by such transferees in accordance with the terms of this SAR, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales of Shares will meet applicable requirements of registration forms under the Securities Act specified by the Securities and Exchange Commission). A Beneficiary, transferee or other person claiming any rights under the 2005 Plan from or through the Participant shall be subject to all terms and conditions of the 2005 Plan and this SAR Agreement, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
     (b) This SAR, the Granted Shares covered hereby, any Paid Shares delivered hereunder and the proceeds of the subsequent sale of any such Paid Shares delivered hereunder are subject to forfeiture under certain circumstances in accordance with Section 11 of the 2005 Plan.
     (c) This SAR, including the number of Granted Shares and the Grant Price, shall be adjusted upon the occurrence of an event constituting an “equity restructuring” as defined under FAS 123R in order to preserve (without enlarging) the rights of Participant, in accordance with Section 12(c) of the 2005 Plan. In addition, each Target Price shall be subject to adjustment in any case in which the SAR is subject to adjustment in order to preserve (without substantial alteration) the economic terms of the SAR and the market-based performance conditions set forth in Paragraph 3(b). If the Shares cease to be listed on the New York Stock Exchange, achievement of the Target Price will be based on trading prices or quotations on such other principal trading market in which Shares may then be listed or quoted, as reasonably determined by the Committee.

7. Termination of Employment.
     (a) Exercisability Upon Termination by Death, Disability or Retirement. If the Participant’s employment by the Company or any subsidiary or affiliate terminates by reason of death, Disability (as defined below) or Retirement (as defined below), this SAR will immediately become fully vested and may be exercised until the earlier to occur of one year after the date of such termination or the Expiration Date, to (i) the full extent it was exercisable at the time of such death, Disability or Retirement plus (ii) the extent to which it would be exercisable had the next higher Target Price yet to be achieved (if any) been so achieved (i.e., one extra third of the Shares subject to the SAR become exercisable by virtue of lapse of the condition to exercisability associated with next higher Target Price). Vested Shares not yet subject to exercise as of the time of such Death, Disability or Retirement by virtue of any Target Price set forth in Paragraph 3(b) (after application of clause (ii) in the prior sentence) not having yet been achieved may subsequently become exercisable during such post-termination exercise period if such Target Price is achieved during such time. Upon expiration of any such post-termination exercise period, this SAR shall terminate in its entirety and any portion of the SAR remaining unexercised (even though vested and regardless of whether or not such portion had become exercisable) shall be immediately forfeited and become immediately non-exercisable.
     (b) Effect of Termination for Cause or Voluntary Resignation. If the Participant voluntarily resigns his or her employment with the Company or any subsidiary or affiliate (other than a voluntary resignation for Good Reason governed by clause (c) below) or the Participant’s employment is terminated for Cause (as defined in any employment agreement to which the Company and the Participant is party or in the severance plan then applicable to such Participant), the SAR shall immediately terminate in its entirety and any portion of the SAR remaining unexercised (regardless of the vesting or exercisability status of such portion of the SAR) shall be immediately forfeited and become immediately non-exercisable.
     (c) Effect of Termination without Cause or for Good Reason not within Two Years Following a Change in Control. If the Participant’s employment is terminated without Cause by the Company or any subsidiary or affiliate or if the Participant terminates his or her employment for Good Reason (as defined in any employment agreement to which the Company and the Participant is party or in the severance plan then applicable to such Participant), in either case before or more than two years following a Change in Control, then this SAR, to the extent it has become vested at the date of termination, may be exercised until the earlier to occur of one year after the date of such termination or the Expiration Date, to (i) the full extent it was exercisable at the time of such termination plus (ii) the extent to which it would be exercisable had the next higher Target Price yet to be achieved (if any) been so achieved (i.e., one extra third of the Shares subject to the SAR become exercisable by virtue of lapse of the condition to exercisability associated with next higher Target Price). Vested Shares not yet subject to exercise as of the time of such termination by virtue of any Target Price set forth in Paragraph 3(b) (after application of clause (ii) in the prior sentence) not having yet been achieved may subsequently become exercisable during such post-termination exercise period if such Target Price is achieved during such time. Upon expiration of any such post-termination exercise period, this SAR shall terminate in its entirety and any portion of the SAR remaining unexercised (regardless of the vesting or exercisability status of such portion of the SAR) shall be immediately forfeited and become immediately non-exercisable. Any unvested portion of the SAR at the time of such termination shall immediately terminate.
     (d) Effect of Termination without Cause or for Good Reason within Two Years Following a Change in Control. If the Participant’s employment is terminated without Cause by the Company or any subsidiary or affiliate or if the Participant terminates his or her employment for Good Reason (as defined in any employment agreement to which the Company and the Participant is party or in the severance plan then applicable to such Participant), in either case within two years following a Change in Control, then this SAR will immediately become fully vested and fully exercisable (i.e., all vesting requirements and Target Prices will be deemed satisfied and achieved) and this SAR may be exercised until the earlier to occur of one year after the date of such termination or the Expiration Date, to the full extent of this SAR, regardless of the extent to which it was vested and/or exercisable at the time of such termination. Upon expiration of any such post-termination exercise period, this SAR shall terminate in its entirety and any portion of the SAR remaining unexercised (even though fully vested and exercisable) shall be immediately forfeited and become immediately non-exercisable.
     (e) Definitions. The term “Disability” shall have the meaning defined for such term in the long-term disability plan of the Company, as in effect from time to time, and the term “Retirement” shall mean your termination after your attaining (i) age 55 years with 10 years of service with the Company or any of its subsidiaries or affiliates or (ii) age 65 years without regard to years of such service.
     8. Change in Control. Notwithstanding anything to the contrary set forth in Section 10 of the 2005 Plan, upon a Change in Control (as defined in any employment agreement to which the Company and the Participant is party or in the severance plan then applicable to such Participant), this SAR will immediately become fully vested (i.e., all vesting requirements will be deemed satisfied) and this SAR may be exercised until the Expiration Date (or earlier termination in accordance with Paragraph 7), (i) to the full extent it was exercisable at the time of such Change in Control plus (ii) the extent to which it would be exercisable had the next higher Target Price yet to be achieved (if any) been so achieved (i.e., one extra third of the Shares subject to the SAR become exercisable by virtue of lapse of the condition to exercisability associated with next higher Target Price). Shares not yet subject to exercise as of the time of such Change in Control by virtue of any Target Price set forth in Paragraph 3(b) (after application of clause (ii) in the prior sentence) not having yet been achieved may subsequently become exercisable prior to the Expiration Date if such Target Price is achieved during such time. The Committee may determine that upon a Change in Control, notwithstanding the foregoing provisions, this SAR shall terminate automatically with respect to all unvested Shares covered by this SAR at that time and the Participant shall be entitled to an amount of cash equal to product of (a) the excess of the Fair Market Value of the Granted Shares at the date such determination becomes effective over the Grant Price, multiplied by (b) the number of unvested Shares covered by this SAR, and all vested Shares covered by this SAR shall remain subject to and governed by Section 10 of the 2005 Plan.

     9. No Guarantee of Continued Employment or Other Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO PARAGRAPH 3 IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS SAR OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS SAR AGREEMENT AND THE VESTING PROVISIONS SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT TO TERMINATE OR THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT AT ANY TIME, WITH OR WITHOUT CAUSE.
     10. Withholding. Unless otherwise determined by the Committee, the Company, on behalf of itself or any subsidiary or affiliate that employs Participant, will withhold from the distribution of Shares upon the exercise of this SAR amounts of withholding and other taxes due or potentially payable in connection with any transaction involving this SAR, and may take such other action as the Committee may deem advisable to enable the Company and the Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to this SAR. Upon such withholding of Shares, the Company shall make cash payments in respect thereof in satisfaction of Participant’s withholding obligations. Notwithstanding any provision in the 2005 Plan to the contrary, only the minimum amount of Shares deliverable in connection with this SAR necessary to satisfy statutory withholding requirements will be withheld.
     11. Governing Law; Entire Agreement; SAR Surrender.
     (a) The validity, construction and effect of this SAR Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law, and applicable provisions of federal law.
     (b) The 2005 Plan and this SAR Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. Any modification of this SAR Agreement must be in writing signed by the Company (oral statements by any person cannot modify this SAR Agreement) and, if the modification is both material and adverse to Participant, must also be signed by Participant. Decisions of the Committee with respect to the administration and interpretation of the 2005 Plan and this SAR Agreement shall be final, conclusive and binding on all persons interested therein.
     (c) As a condition to the right to exercise this SAR, the Participant must not have theretofore delivered to the Company a written document signed by the Participant surrendering the SAR to the Company.
     IN WITNESS WHEREOF, the Company has caused this SAR Agreement to be duly executed by its duly authorized officers and the Participant has executed this SAR Agreement, each on Annex A, as of the Grant Date.

ANNEX A
STOCK APPRECIATION RIGHT GRANT AGREEMENT AND ACKNOWLEDGEMENT
Name:      «Name»
Address:  «Address»  «City»,  «State»  «Zip»
Social Security or Tax ID Number:      «SSN»

Grant Date:            «Date1»
Expiration Date:     «Date2»
Number of Granted Shares:      «Shares»
Grant Price:      «Price»

Vesting Schedule:	One third equal installments on the first three anniversaries of the Grant Date.

Number of Shares Vesting	Vest Date
«Shares»	«Date»
«Shares»	«Date»
«Shares»	«Date»
Exercisability Conditions:
     This SAR is subject to the conditions to exercisability set forth in Paragraph 3(b) of the Agreement.
R.H. Donnelley Corporation

By:
Gretchen Zech
Senior Vice President – Human Resources
ACCEPTED AND AGREED TO:
«First» «Middle» «Last»

Signature

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ANNEX B
STOCK APPRECIATION RIGHT EXERCISE AUTHORIZATION FORM
I hereby exercise the following Stock Appreciation Rights granted to me by R.H. Donnelley. I understand that this will not be deemed a valid exercise until the Company has received this letter and I have otherwise complied with all of the applicable terms and conditions of the 2005 Stock Award and Incentive Plan and the SAR Agreement.

Grant Date	# Shares Exercised	Grant Price

Tax Withholding Election:
I understand that you will reduce the number of Shares I will receive through this exercise by the amount necessary to satisfy my withholding tax obligation.

Shares to be Registered to:
Name:
Address:

Share Delivery Instructions (check one):

☐	E*Trade Financial	☐	Other (please include name & mailing address)
1095 White Rock Road
Rancho Cordova, CA 95670

Print Name	Social Security #

Signature	Phone #

Date

Fax completed form to:
Compensation Department
Jeremy Loftis, Compensation Analyst
Fax: 919-297-1517

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